EXHIBIT A-3

File No. 70-8933

FORM OF COMMON STOCK CERTIFICATE
OF CINERGY SOLUTIONS, INC.

Incorporated Under The Laws Of The State Of Delaware

    Number                             Shares

Cinergy Solutions, Inc.

    This Certifies that _____________ is the owner of __________ fully paid and non-assessable shares of the capital stock of Cinergy Solutions, Inc., transferable only on the books of said Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

    In Witness Whereof, said Corporation has caused this Certificate to be signed by its duly authorized officers this ______ day of 199__.

    ___________                        ____________
    President                          Secretary

[Reverse Side of Certificate]

    For Value Received, _________ hereby sell, assign and transfer unto _________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ________ Attorney to transfer the said Shares on the books of the within named Corporation, with full power of substitution in the premises.

Dated: ________, 199__

    In presence of _________

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